POWER OF ATTORNEY
The undersigned hereby makes, constitutes and appoints each of Shaun M. Johnson, Melissa M. Gleespen, Georgine R. Hyden,
Rhonda M. Morris, or Lindsey L. White,
or any of them acting singly, and with full power of substitution, the undersigneds true and lawful attorney in fact (each of such persons and their substitutes and delegees being referred to herein as the Attorney-in-Fact) to: 1. obtain credentials
(including codes and passwords)
enabling the undersigned to make
electronic filings with the Securities and Exchange Commission (SEC) of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934
(the Exchange Act) or any rule or
regulation of the SEC, including by (i) preparing, executing, and submitting to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain such credentials, and
(ii) enrolling the undersigned in
EDGAR Next or any successor filing system; 2. prepare, execute, submit, and file with the SEC, and/or any national securities exchange on which CMS Energy Corporation/Consumers Energy Company
(collectively, the Company)
securities are listed, any and all reports
(including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 13 or
Section 16 of the Exchange Act
or any rule or regulation thereunder,
or under Rule 144 under the Securities Act of 1933 (Rule 144), with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;
3. submit and file SEC Filings with the
SEC utilizing the EDGAR system
or cause them to be submitted and filed by a person appointed under Section 4 below;
4. act as an account administrator for the undersigneds
EDGAR account or if the undersigned has
another EDGAR account administrator(s), act as a delegated administrator for the undersigneds EDGAR account;
5. cause the Company to accept a delegation of authority from any of the undersigneds
EDGAR account administrators and,
pursuant to that delegation, authorize the Companys EDGAR account administrators to appoint, remove or replace users for the undersigneds EDGAR account; and
6. obtain, as the undersigneds representative and on the undersigneds behalf, information regarding transactions in the
Companys equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys in Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act or Rule 144 of the Securities Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys in Fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August 28, 2025.


/s/ Shannon Thomas